Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 USC 1350 (Section 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Hugh C. Lane, Jr., President of Bank of South Carolina Corporation (the “Company”), certify, that to the best of my knowledge, based upon a review of the annual report on Form 10K , as amended by Amendment No. 1 on Form 10-K/A, for the period ended December 31, 2008 of the Company (the “Report”) :

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 3, 2010

BY:	/s/Hugh C. Lane, Jr.
Hugh C. Lane, Jr.
President